Exhibit 23.2

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-68987) of CONSOL Energy, Inc. of our report dated January 27, 2003 relating to the consolidated financial statements, which appear in this Form 10-K/A.

/s/    PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania

February 5, 2004